EXHIBIT 99.1

LTX-Credence Announces First Quarter Results

MILPITAS, Calif., Nov. 23, 2010 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), a global provider of focused, cost-optimized ATE solutions, today announced financial results for its fiscal quarter ended October 31, 2010.

Sales for the quarter were $75,647,000, up 3% from the prior quarter sales of $73,163,000. Net income for the quarter was $19,675,000, or $0.39 per diluted share on a GAAP basis. Excluding the impact of a restructuring charge totaling $116,000, and amortization of purchased intangible assets of $1,490,000, net income for the quarter was $21,281,000, or $0.42 per diluted share on a non-GAAP basis.

Dave Tacelli, chief executive officer and president, commented, "Our first quarter results were strong. We achieved one of our best gross margin quarters yet at 62.5%, while net income rose to 26% of sales.  As other ATE suppliers have indicated, business conditions have slowed and our guidance reflects the current business environment.  We believe this environment is a combination of seasonality and capacity absorption, and expect the long-term fundamentals of our industry and business to remain strong."

Second Quarter Fiscal 2011 Outlook

For the fiscal quarter ending January 31, 2011, revenue is expected to be in the range of $53 million to $58 million.  Non-GAAP net income is expected to be in the range of $0.11 to $0.16 per share, assuming 50 million fully diluted shares outstanding. The non-GAAP net income guidance excludes amortization of purchased intangible assets of approximately $1.5 million, and any one-time expenses related to the proposed merger with Verigy, Ltd, including legal and financial advisory expenses.

The Company will conduct a conference call today, November 23, 2010, at 10:00 AM EST to discuss this release. The conference call may be accessed via telephone by dialing 877.853.5334. The conference call will also be simulcast via the LTX-Credence web site (www.ltxc.com).  Audio replays of the call can be heard through December 23, 2010 via telephone by dialing 800.642.1687, Conference ID number 22684263 or by visiting our web site at www.ltxc.com.

Information About Non-GAAP Measures

LTX-Credence supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net income for the quarter ended October 31, 2010 excludes the amortization of purchased intangible assets and other special items. Management finds these non-GAAP measures to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this release regarding guidance for LTX-Credence's second fiscal quarter, including the financial guidance on revenue and earnings or loss per share, financial operating results including net income or loss and earnings or loss per share, management's expectations as to the future condition of LTX-Credence's industry and the overall economic environment, and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward‑looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "targets", "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward‑looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those stated or implied, including but not limited to: uncertain global economic and industry conditions, fluctuations in business and consumer spending; fluctuations in our sales and operating results; risks related to the timely development of new products, options and software applications, as well as the other risks described in our filings with the U.S. Securities and Exchange Commission, including those included under the heading "Business Risks" in our Annual Report on Form 10-K for the fiscal year ended July 31, 2010. LTX-Credence disclaims any intention or obligation to update any forward‑looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

LTX-Credence is a global provider of ATE solutions designed to deliver value through innovation enabling customers to implement best-in-class test strategies to maximize their profitability. LTX-Credence addresses the broad, divergent test requirements of the wireless, computing, automotive and entertainment market segments, offering a comprehensive portfolio of technologies, the largest installed base in the Asia-Pacific region, and a global network of strategically deployed applications and support resources. Additional information can be found at www.ltxc.com.

LTX-Credence and LTXC are trademarks of LTX-Credence Corporation.

All other trademarks are the property of their respective owners.

LTX-Credence Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

ASSETS	October 31, 2010	July 31, 2010
Current assets
Cash and cash equivalents	$ 85,131	$ 74,978
Marketable securities	31,432	18,458
Accounts receivable - trade, net	41,739	45,622
Accounts receivable - other, net	1,674	1,174
Inventories, net	18,960	21,039
Prepaid expenses and other current assets	4,999	4,585
Total current assets	183,935	165,856

Property and equipment, net	24,769	26,277
Intangible assets, net	10,787	12,277
Goodwill	43,030	43,030
Other assets	763	771
Total assets	$ 263,284	$ 248,211

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$ 841	$ 826
Accounts payable	18,697	16,639
Other accrued expenses	26,894	29,090
Deferred revenues and customer advances	3,633	8,317
Total current liabilities	50,065	54,872

Other long-term liabilities	16,513	16,587
Stockholder's equity	196,706	176,752
Total liabilities and stockholders' equity	$ 263,284	$ 248,211

LTX-Credence Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended October 31,
	2010	2009

Net sales	$ 75,647	$ 41,850
Cost of sales	28,401	21,644
Gross profit	47,246	20,206

Engineering and product development expenses	12,979	11,841
Selling, general, and administrative expenses	13,165	8,641
Amortization of purchased intangible assets	1,490	2,664
Restructuring	116	423
Income (loss) from operations	19,496	(3,363)

Other income, net	192	216
Income (loss) before provision (benefit) for income taxes	19,688	(3,147)
Provision for income taxes	13	47
Net income (loss)	$ 19,675	$ (3,194)

Net income (loss) per share:

Basic	$ 0.40	$ (0.07)
Diluted	$ 0.39	$ (0.07)

Weighted average shares outstanding:

Basic	49,161	42,614
Diluted	49,888	42,614

LTX-Credence Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended October 31, 2010	Basic Earnings Per Share	Diluted Earnings Per Share	Three Months Ended October 31, 2009	Basic Earnings Per Share	Diluted Earnings Per Share

GAAP net income	$ 19,675	$ 0.40	$ 0.39	$ (3,194)	$ (0.07)	$ (0.07)
Amortization of purchased intangible assets	1,490	0.03	0.03	2,664	0.06	0.06
Restructuring	116	0.00	0.00	423	0.01	0.01
Gain on extinguishment of debt and liquidation of investment trust	--	0.00	0.00	(859)	(0.02)	(0.02)

Non-GAAP net income	$ 21,281	$ 0.43	$ 0.42	$ (966)	$ (0.02)	$ (0.02)

Weighted average shares outstanding:		49,161	49,888		42,614	42,614
CONTACT:  LTX-Credence Corporation
          Rich Yerganian
          781.467.5063
          rich_yerganian@ltxc.com